MUNIVEST FUND, INC.

FILE # 811-5611

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/16/2006	New York City Municipal Water	406,250,000	3,250,000

Goldman Sachs

First Albany Capital

Merrill Lynch

UBS Securities

Bear Stearns

Citigroup Global

J.P. Morgan

Morgan Stanley

Lehman Brothers

Siebert Brandford Shank

Banc of America

M.R. Beal

RBC Capital

A.G. Edwards

First American Municipals

Raymond James

Roosevelt & Cross

Wachovia Bank

4/6/2006	New York City Muni	375,000,000	6,000,000

M.R. Beal

Bear Stearns

Citigroup Global

Morgan Stanley

UBS Securities

First Albany

Goldman Sachs

J.P. Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co.

Roosevelt & Cross

A.G. Edwards

Apex Pryor

Banc of America

Commerce Capital

RBC Capital Markets

Jackson Securities

Janney Montgomery

Loop Capital

Popular Securities

Prager, Sealy & Co.

Raymond James

Wachovia Bank

4/6/2006	New York City Muni	375,000,000	11,750,000

M.R. Beal

Bear Stearns

Citigroup Global

Morgan Stanley

UBS Securities

First Albany

Goldman Sachs

J.P. Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co.

Roosevelt & Cross

A.G. Edwards

Apex Pryor

Banc of America

Commerce Capital

RBC Capital Markets

Jackson Securities

Janney Montgomery

Loop Capital

Popular Securities

Prager, Sealy & Co.

Raymond James

Wachovia Bank

7/13/2006	Metropolitan Trans Auth 11/15/2031	475,000,000	10,000,000

Bear Stearns

Citigroup Global

J.P. Morgan

Lehman Brothers

UBS Securities

A.G. Edwards

Banc of America

First Albany Capital

Loop Capital

Merrill Lynch

Morgan Stanley

M.R. Beal

Ramirez & Co.

Raymond James

RBC Capital Markets

Roosevelt & Cross

Siebert Brandford Shank

Wachovia Bank

8/2/2006	Commonwealth of Puerto Rico	835,650,000	2,750,000	Morgan Stanley Goldman Sachs Banc of America Citigroup Global Markets J.P. Morgan Lehman Brothers Merrill Lynch Popular Securities Raymond James Ramirez & Co. Wachovia Bank UBS Securities